UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 30, 2019

GLASSBRIDGE ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14310	41-1838504
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

510 Madison Avenue, Ninth Floor, New York, NY 10022
(Address of principal executive offices, including zip code)

(212) 825-0400

(Registrant’s telephone number, including area code)

1099 Helmo Ave. N., Suite 250, Oakdale, Minnesota 55128

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement

Introduction

As previously disclosed, on July 1, 1996, GlassBridge Enterprises, Inc., formerly known as Imation Corp., a Delaware corporation (the “Company”) adopted the Imation Cash Balance Pension Plan, now known as the GlassBridge Enterprises Cash Balance Pension Plan (the “Plan”), an employee benefit plan formed pursuant to 29 U.S.C. § 1321(a). Beginning in September 2018, the Company entered into discussions with the U.S. Pension Benefit Guaranty Corporation (the “PBGC”), a United States government agency established by Title IV of the Employee Retirement Income Security Act of 1974 (“ERISA”) which insures certain pension plans., for the purpose of obtaining certain relief from the Company’s obligations under the Plan. On April 16, 2019, the Company received notice from the PBGC, that the Company’s application for termination of the Plan had been approved by the PBGC, with the termination date of the Plan to occur on April 30, 2019, the PBGC finding that (i) the Plan did not meet the minimum funding standard required under section 412 of the Internal Revenue Code; (ii) the Plan would be unable to pay benefits when due and (iii) the Plan should be terminated in order to protect the interests of the Plan participants (the “Notice of Determination”).

The Appointment Agreement

Pursuant to the Notice of Determination, any settlement reached by the Company with the PBGC may be accomplished by an agreement between the Company and the PBGC. Together with the Notice of Determination, the PBGC furnished to the Company an Agreement for Appointment of Trustee and Termination of Plan (the “Appointment Agreement Agreement”). Pursuant to the terms and subject to the conditions contained in the Agreement, the Plan shall be terminated effective April 30, 2019, the PBGC is appointed as trustee of the Plan, and the Company is required to convey and deliver to the PBGC any records, assets or property relating to the Plan to the PBGC. Further, the PBGC is granted, with respect to the Plan, all of the rights and powers of a trustee specified in ERISA or otherwise granted by law (the “PBGC Arrangement”). The foregoing is merely a summary of the Appointment Agreement, and is qualified in its entirety by reference to the full text of the Appointment Agreement, which is attached hereto as Exhibit 10.1.

Item 1.02 Completion of Acquisition or Disposition of Assets

As described in Item 1.01, the entry into the Agreement results in, among other things, the termination of the Plan effective April 30, 2019.

The information disclosed under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.02.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information disclosed under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 8.01 Other Events

In connection with the PBGC Arrangement, on April 23, 2019, the Company received notice that the PBGC resolved to publish a press release in various media outlets, for the purpose of giving notice to Plan participants that the Plan would be terminated as of April 30, 2019 (the “PBGC Release”). The PBGC Release was published by the PBGC, in addition to other means, in several newspaper outlets and on the PBGC’s website at www.pbgc.gov.

A copy of the PBGC Release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K. Exhibit 99.1 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities under that Section 18 and shall not be deemed to be incorporated into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1	Agreement for Appointment of Trustee and Termination of Plan between Pension Benefit Guaranty Corporation and the Company

99.1	PBGC Release, dated April 30, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLASSBRIDGE ENTERPRISES, INC.

Dated: April 30, 2019	By:	/s/ Daniel Strauss
	Name:	Daniel Strauss
	Title:	Chief Executive Officer